PRESS RELEASE


            COOPERATIVE BANKSHARES, INC. TO ACQUIRE BANK OF JEFFERSON

         March 7, 2007, Wilmington, NC -- Cooperative Bankshares, Inc. (NASDAQ:
"COOP") and Bank of Jefferson today announced the signing of a definitive merger agreement in which Cooperative will acquire Bank of Jefferson in an all-cash transaction.

         Frederick Willetts, III, Cooperative's Chairman, President and Chief Executive Officer, stated: "We are very pleased to have the opportunity to join forces with Bank of Jefferson. Expansion into South Carolina has long been a strategic goal of ours. This acquisition gives us the opportunity to move into the Grand Strand area, along with gaining experienced management and a very stable customer base. We look forward to welcoming Bank of Jefferson's customers to the Cooperative family."

         Fran Teasley, President and Chief Executive Officer of Bank of Jefferson, added: "We are delighted to be partnering with Cooperative Bankshares in what we believe is an ideal fit. Cooperative has a long history of service to their communities and we look forward to an expanded line of products and services with which to serve our customers."

         Bank of Jefferson is headquartered in Chesterfield County, South Carolina. The transaction is subject to the approval of Bank of Jefferson's shareholders and appropriate regulatory approvals. It is expected that the transaction will be consummated in the third quarter of 2007.

         Cooperative Bankshares, Inc. is the parent company of Cooperative Bank. Chartered in 1898, Cooperative Bank provides a full range of financial services through 21 offices in eastern North Carolina. The bank's subsidiary, Lumina Mortgage, Inc., is a mortgage banking firm, originating and selling residential mortgages through three offices in North Carolina.

This release contains "forward-looking statements" as that term is defined in the Private Securities Litigation Reform Act of 1995. These statements involve risks and uncertainties, which may cause results to differ materially from those set forth in the statements. The forward-looking statements may include statements regarding business strategies, intended results and future performance. Forward-looking statements are preceded by such terms as "expects," "believes," "anticipates," "intends," and similar expressions. No forward-looking statement can be guaranteed, and actual results may differ materially from those projected. The Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events, or otherwise. Forward-looking statements in this release should be evaluated together with the uncertainties that affect the Company's business, particularly those mentioned under the headings "Forward-looking Statements" and "Item 1A. Risk Factors" in the Company's reports on Form 10-K, Form 10-Q and Form 8-K, which the Company incorporates by reference.

Contact: Frederick Willetts, III 910-343-0181 or Fran Teasley 843-658-3444